Exhibit 99.2

BB&T Corporation

BB&T Modifies Agreement to Acquire BankAtlantic

March 13, 2012

Modification of Agreement to Acquire BankAtlantic

Original Agreement

- On November 1, 2011, BB&T agreed to acquire BankAtlantic, the primary banking subsidiary of BankAtlantic Bancorp, including $3.3 billion in deposits across 78 branches and loans totaling $2.1 billion based on 9/30/2011 balances
- BB&T agreed to pay a $301 million premium to net asset value at close; approximately 9% of deposits at 9/30/11
- Certain assets of BankAtlantic remain with BankAtlantic Bancorp and all parent company liabilities were excluded
- Conservative loan mark of 7% on loans acquired

Amendment to Agreement

- BB&T will assume approximately $285 million of BankAtlantic Bancorp trust preferred debt obligations (TRUPs) and in exchange will receive a 95% preferred interest in a newly established LLC (5% preferred interest will be held by BankAtlantic Bancorp)
  - $255 million of TRUPs immediately redeemable; $30 million redeemable in September or December 2012
- The LLC will be comprised of approximately a $423 million pool of loans and $17 million of other net assets (based on BankAtlantic's Jan. 31, 2012 book value gross of any reserves)
  - The pool of loans has an unpaid principal balance of approximately $500 million
  - Loans representing approximately 50% of the principal amount of the pool are performing
  - BB&T performed a thorough review of the loans to be transferred to the LLC
  - BB&T estimates $350 million of recoverable preference value to the LLC
  - Once BB&T recovers $285 million in preference amount from the LLC, BB&T's interest in the LLC terminates (LLC has a 7 year term)
- In addition to the LLC interest, BB&T will receive an incremental $35 million guarantee from BankAtlantic Bancorp to further assure that BB&T recovers the $285 million assumed TRUPs liability
- Based on BB&T's estimate of recoverable value of the LLC plus the guarantee, BB&T has approximately $368 million of collateral, or 29% more than its $285 million outlay
- BankAtlantic Bancorp will pay all accrued interest on the TRUPs in connection with the closing of the transaction
- All other conditions of the original Agreement remain as previously announced
- Structure addresses legal obstacles and allows the transaction to move forward

Modification of Agreement to Acquire BankAtlantic

Structure Provides BB&T Meaningful Collateral Cushion to Recover its Outlay for TRUPs



Value of BB&T LLC Interest + Guarantee
$285 Million TRUPs Liability
$453 Million
$35 Million Guarantee
$418 Million (BB&T's 95% Interest in LLC Assets)
$368 Million
$35 Million Guarantee
$333 Million (BB&T's 95% Interest in LLC Assets)
"Collateral Cushion" of $83 Million; 29% above TRUPs Liability
Based on BankAtlantic's Current Book Value of LLC Assets (Gross of Reserves)
Based on BB&T's Estimated Recoverable Preference Value of LLC Assets

Strategic Rationale Remains Intact

- Acquisition meets all of BB&T's acquisition criteria
- Significantly accelerates BB&T's expansion in Southeast Florida boosting its market share to No. 6 in the Miami market
- BankAtlantic has a strong retail presence and contributes approximately $3.3 billion in predominantly core, low-cost deposits
- Risks are contained
  - Amendment provides BB&T meaningful collateral cushion over the $285 million of assumed TRUPs
  - Acquisition excludes all legal and other parent company liabilities other than the TRUPs
  - Southeast Florida economy has improved since deal announcement

Accelerates BB&T's Franchise Growth in Improving Markets in Southeast Florida

Top 15 Banks in Miami, FL MSA (1)

Name	Branches	Deposits ($MM)	Deposit Market Share (%)	Miami MSA Deposits as a % of Total Deposits
1. Wells Fargo & Company	206	$25,732	16.3%	3.3%
2. Bank of America Corporation	206	24,570	15.5	2.6
3. Citigroup Inc.	52	11,071	7.0	3.5
4. SunTrust Banks, Inc.	104	11,028	7.0	8.7
5. JPMorgan Chase & Co.	151	8,579	5.4	1.2
BB&T / BankAtlantic Pro Forma	**133**	**6,422**	**4.1**	**5.6**
6. BankUnited, Inc.	57	5,433	3.4	73.6
7. Regions Financial Corporation	80	4,846	3.1	4.9
8. Mercantil Servicios Financieros	16	4,461	2.8	94.4
9. HSBC Holdings Plc	18	4,245	2.7	5.1
10. Northern Trust Corporation	12	3,854	2.4	12.7
11. PNC Financial Services Group, Inc.	74	3,359	2.1	1.7
12. Ocean Bankshares, Inc.	21	3,305	2.1	100.0
13. Toronto-Dominion Bank	57	3,250	2.1	2.3
14. BB&T Corporation	**63**	**3,240**	**2.1**	**2.9**
15. BankAtlantic	**70**	**3,182**	**2.0**	**92.4**

Pro Forma Florida Branch Footprint


BB&T
BankAtlantic

(1) Includes Miami MSA only. BankAtlantic also operates 8 branches in the Port St. Lucie MSA.
Source: SNL Financial. Deposit data as of June 30, 2011.